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                                                                      Exhibit 24

                                POWER OF ATTORNEY

     The undersigned hereby appoints KATHLEEN A. BROWNE, LARRY ELLBERGER and ROBERT B. LAMM as his/her true and lawful attorneys-in-fact for the purpose of signing the Annual Report on Form 10-K of W. R. GRACE & CO. for the year ended December 31, 1997, and all amendments thereto, to be filed with the Securities and Exchange Commission. Each of such attorneys-in-fact is appointed with full power to act without the other.

         /s/ J. F. Akers                             /s/ J. W. Frick
         /s/ H. Brown                                /s/ T. A. Holmes
         /s/ C. Cheng                                /s/ V. A. Kamsky
         /s/ A. J. Costello                          /s/ J. J. Murphy
         /s/ H. A. Eckmann                           /s/ J. E. Phipps
         /s/ M. A. Fox                               /s/ T. A. Vanderslice




Dated:  March 30, 1998